SEPTEMBER 30, 2011



Volumetric Fund, Inc.
A No-Load Mutual Fund
----------------------                                           3
Third Quarter
Report 2011
















               Volumetric Fund, Inc.

                     (Logo)


















To our shareholders:

	During the third quarter, the stock market suffered its worst quarterly decline since the first quarter of 2009. The major reasons for the drop were the fear of a double dip recession and the European debt crisis. As indicated below, all major indices declined substantially. Volumetric
Fund's net asset value decreased 13.8% in the third quarter, bringing our year-to-date return to -6.8%. Our NAV closed out September at $16.21, down from $17.39 since the beginning of the year. Our fund has substantially outperformed the market on a year-to-date basis. According to Lipper, during the past 12 months Volumetric was ranked in the top 7% among stock mutual funds with similar objectives for that period.

    The following table compares the Fund's performance to the major market indices, since the introduction of the 'Volume and Range' system on 9/1/2000. One of our main objectives is to outperform the Standard & Poor 500 index.


                            Year to        Third           Since
                             Date         Quarter         9/01/00

Volumetric Fund	              - 6.8%	   - 13.8%	 +  32.3%
S&P 500 Index	              - 10.0	   - 13.1	 -  25.6
NYSE Index.           	      - 14.7	   - 18.4	 -   5.1
Dow-Jones Ind.	              -  5.7	   - 14.3	 -   2.9
NASDAQ	                      -  9.0	   - 11.5	 -  39.2



    Since June 30th we have increased our cash position from 31% to 34%. Our high cash position was the main reason we have outperformed the market indices year-to-date. Also, as indicated above, since the introduction of the 'Volume & Range' system on September 1, 2000, we have significantly outperformed all the market indices.

    The Volumetric Index, which indicates the value of a hypothetical investment of $10,000 in the Fund on January 1, 1979, with all distributions reinvested, stood at $177,657 as of September 30, 2011. This is equivalent to a 9.2% compounded growth rate since the Fund's first full year of operation in 1979. The Comparative Index table in the adjacent column indicates the long term performance of the Volumetric Index, as compared to the S&P 500 and the Dow-Jones indices.



COMPARATIVE INDEX TABLE

The following table shows the change in value of a $10,000 investment in Volumetric Fund since its inception, January 1, 1979, as measured by the Volumetric Index, in comparison with the Standard & Poor 500 Index and the Dow-Jones Industrials.



			Volumetric     S&P 500        Dow-Jones
 12/31	                 Index          Index         Industrials

09/30/10	        177,657		115,929	       129,080
2010		        190,622		128,810	       136,883
2009			164,687		116,026	       121,369
2008			135,347		 93,981	       102,163
2007			193,237		152,779	       154,412
2006			187,400		138,992        145,080
2005			176,228		129,881	       133,135
2004			172,799		126,097	       133,949
2003			152,246		115,692	       129,861
2002			116,682		 91,543	       103,621
2001			133,167		119,486	       124,489
2000			139,355		137,372	       133,986
1999			141,866		152,872	       148,410
1998			134,918	        127,898	       114,054
1997			121,987		100,971		98,238
1996			103,189		 77,072		80,102
1995			 89,336		 64,086		63,566
1994			 76,104	         47,786		47,632
1993			 77,839	  	 48,533		46,634
1992			 76,311		 45,335		41,007
1991		 	 68,902		 43,397		39,364
1990			 50,963		 34,539		32,716
1989			 53,743		 36,770		34,201
1988			 46,349		 28,896		26,938
1987			 38,637		 25,708		24,085
1986			 39,225	 	 25,197		23,552
1985			 36,524	         21,983		19,213
1984			 27,696		 17,401		15,050
1983			 25,963		 17,161		15,635
1982			 21,876		 14,633		13,000
1981			 18,712		 12,751		10,869
1980			 15,991	 	 14,125		11,975
1979			 11,630		 11,231		10,419
1978			 10,000		 10,000		10,000








    The Volumetric Index indicates the Fund's total return after expenses were deducted and dividend distributions were reinvested. Unlike the Fund, the S&P 500 and Dow indices are unmanaged. They have no expenses and brokerage costs to affect the results. The market indices do not include reinvested dividends. The table does not reflect the deduction of taxes that a shareholder would pay on distributions.


PORTFOLIO REVIEW

 	As noted earlier, during the third quarter we have increased our cash position from 31% to 34%. We purchased 21 new stocks during this period and sold 23. Currently, we have 61 securities in our portfolio. It includes 35 gainers and 26 losers. Our average stock is up 10.5%. At the end of the quarter, our best performing stock was Hansen Natural, which climbed 136%. Hansen is a distributor of various energy and specialty drinks, such as 'Monster Energy' brand and others. Our worst performing stock was Seagate Technology with a 23% loss.

    The following table shows our top ten percentage gainers, as of September 30, 2011.

	                           % of Total
	              % Gain       Net Assets


1. Hansen Natural	 135.9%       	2.20%
2. W.W. Grainger	  80.6	        0.86
3. Mastech	          66.3	        1.57
4. Waste Connections	  65.4 	        1.38
5. Iron Mountain	  49.7	        1.41
6. Stanley Black & Decker 47.3	        1.18
7. Goodrich	          43.8	        1.65
8. United Technologies	  43.6	        1.22
9. Mack-Cali Realty	  37.7	        1.05
10. Altera	          32.1	        1.32




    Purchases: Brink's, Chevron, Chiquita Brands, Church & Dwight, Cisco Systems, Cytec Industries, Devon Energy, Granite Construction, Hain Celestial, Jones Group, McDonalds, McKesson, Meredith, Newell Rubbermaid, Old Dominion Freight Lines, Parker Hannifin Corp., Radio Shack, Sealed Air, Southwest Airlines, Starwood Hotels and Resorts.

    Sales: AK Steel, Ashland, Best Buy, CR Bard, Cypress Semiconductor, Equifax, Federal Express, Home Depot, International Flavors & Fragrances, Lincare, L-3 Communications, Omnicom, Packaging Corp. of America, Panera Bread, Republic Steel, Ryland Group, Sunoco, Timberland Co., Whirlpool,
Worthington Industries and Yahoo.   Our three most profitable sales were
takeover stock Timberland with a 159% realized gain, Panera Bread with a 100% realized gain and Cypress Semiconductor with a 42% realized gain.


PROXY VOTING INFORMATION

	Information is available to shareholders who are interested in the Fund's proxy voting record regarding its securities. This information is available without charge upon request. It may be obtained either by calling the Fund's toll-free number, 800-541-3863, or by visiting the SEC's website at www.sec.org.

OTHER NEWS

	Volumetric Fund offers 'No Fee' Roth and Traditional IRA accounts. You may be eligible to contribute $5,000 to your IRA and $6,000, if you are age 50 or over. You may be interested in rolling over your 401(k) or another retirement account into Volumetric. This is also a good time to review your beneficiary designations. Deaths and divorces may necessitate some changes in your beneficiary.

    Volumetric Fund will declare its annual dividend and capital gain distributions, if any, in late December. The exact date of record, ex-dividend and payment dates will be determined by the Board of Directors in December.

OUTLOOK

    We remain optimistic regarding the market for the rest of the year. During the first ten days of October Volumetric Fund's NAV jumped by 3.1% to $16.72. More importantly, during the Fund's 32 years history there were only 10 years when our Fund closed down in the third quarter. In all of those years, without exception, our NAV rose in the subsequent fourth quarter. Please also note that the November-December period is historically positive for the market. We expect to significantly reduce our cash position, when the change for the upside is confirmed.

    We would like to thank you for your trust and confidence.

October 10, 2011

    Sincerely,


/s/ Gabriel J. Gibs	/s/ Irene J. Zawitkowski


Gabriel J. Gibs		 Irene J. Zawitkowski
Chairman and CEO	 President








	           VOLUMETRIC FUND, INC.
  	         STATEMENT OF NET ASSETS
	            September 30, 2011
	                (Unaudited)
Equities: 	65.8%
SHARES	COMPANY	                                        VALUE
 	Aerospace/Defense: 2.9%
 2,600	Goodrich Corp.	                              $313,768
 3,300	United Technologies	                       232,188
                                                     ---------
		                                       545,956
                                                     ---------
	Air Transport: 1.0%
23,000	Southest Airlines	                       184,920
                                                     ---------
	Apparel: 0.9%
19,000	Jones Group	                               174,990
                                                     ---------
	Auto/Auto Parts: 1.2%
13,000	Gentex	                                       230,880
                                                     ---------
 	Business Services: 3.4%
 8,000	Brink's Co.	                               186,160
 8,500	Iron Mountain	                               268,770
 8,289	Meredith Corp.	                               187,663
                                                     ---------
		                                       642,593
                                                     ---------
 	Chemicals: 3.7%
 2,700	Air Products & Chemicals	               206,226
 2,685	Cytec	                                        94,351
 5,200	DuPont de Nemours	                       207,844
 2,900	Eastman Chemical	                       198,737
                                                     ---------
 		                                       707,158
                                                     ---------
	Communications: 1.6%
 5,100	Harris	                                       174,216
 3,214	Motorola Solutions	                       134,667
                                                     ---------
		                                       308,883
                                                     ---------
	Computers/Hardware: 1.2%
 4,049	Cisco Systems	                                62,760
15,500	Seagate Technology PLC*	                       159,263
                                                     ---------
		                                       222,023
                                                     ---------
	Computers/Software: 2.2%
 4,200	Ansys, Inc.*	                               205,968
 2,300	Equinix*	                               204,309
                                                     ---------
		                                       410,277
                                                     ---------
	Consumer Products: 2.0%
 4,200	Church & Dwight	                               185,640
16,000	Newell Rubbermaid	                       189,920
                                                     ---------
		                                       375,560
                                                     ---------
	Drugs: 4.1%
 6,100	Ely Lilly	                               225,517
 2,500	McKesson	                               181,750
 5,098	Merck	                                       166,705
11,500	Pfizer	                                       203,320
                                                     ---------
		                                       777,292
                                                     ---------
	Electrical/Semiconductor: 3.4%
 8,000	Altera	                                       252,240
18,000	NVIDIA*	                                       225,180
 1,100	W.W. Grainger, Inc.	                       164,494
                                                     ---------
		                                       641,914
                                                     ---------
`	Foods/Beverage: 6.2%
18,000	Chiquita Brands	                               150,120
 3,400	Coca Cola	                               229,704
 6,200	Hain Celestial*	                               189,410
 4,800	Hansen Natural Corp.*	                       418,992
10,700	Tyson Foods	                               185,752
                                                     ---------
		                                     1,173,978
                                                     ---------
	Forest Products: 0.9%
10,500	Sealed Air	                               175,350
                                                     ---------
 	Indexes: 3.4%
 3,700	Dow-Jones Industrial Trust ETF	               403,041
 2,200	SPDR S&P 500 Trust ETF	                       248,930
                                                     ---------
		                                       651,971
                                                     ---------


SHARES	COMPANY                 	                VALUE
	Insurance: 2.0%
12,200	Fidelity National Financial, Class A	      $185,196
 4,100	Travelers	                               199,793
                                                     ---------
		                                       384,989
                                                     ---------
	Leisure: 3.1%
 11,000 Electronic Arts Co.*	                       224,950
 13,300 International Game Technology	               193,249
  4,500 Starwood Hotels & Resorts	               174,690
                                                     ---------
		                                       592,889
                                                     ---------
	Machinery: 3.1%
  7,000 Ball Corporation	                       217,140
  2,200 Parker Hannifin	                               138,886
  4,600 Stanley Black & Decker	                       225,860
                                                     ---------
   	 	                                       581,886
                                                     ---------
	Materials/Metals: 1.0%
 10,200 Granite Construction	                       191,454
                                                     ---------
	Medical/Health : 2.0%
 4,000 	Baxter International	                       224,560
 8,400 	PSS World Medical*	                       165,396
                                                     ---------
		                                       389,956
                                                     ---------
	Misc./Diversified: 3.8%
  8,400 Actuant	                                       165,900
 17,000 Mastech*  	                               299,370
  7,794 Waste Connections Inc.	                       263,744
                                                     ---------
		                                       729,014
                                                     ---------
	Oil/Energy: 2.9%
 2,100	Chevron	                                       194,439
 3,100	Devon Energy	                               171,864
 4,600	Helmerich & Payne	                       186,760
                                                     ---------
		                                       553,063
                                                     ---------
	Real Estate: 1.1%
 7,500	Mack-Cali Realty	                       200,625
                                                     ---------
	Restaurants: 1.2%
 2,600	McDonalds	                               228,332
                                                     ---------
	Retail: 2.0%
13,000	Radio Shack	                               151,190
 5,900	Ruddick	                                       230,041
                                                     ---------
		                                       381,231
                                                     ---------
	Transportation/Shipping: 3.2%
 5,500	JB Hunt Transportation Services	               198,660
 3,400	Norfolk Southern	                       207,468
 7,000	Old Dominion Freight Line*	               202,790
                                                     ---------
		                                       608,918
                                                     ---------
	Utilities: 2.5%
 7,000	Constellation Energy	                       266,420
 5,500	Edison International	                       214,200
                                                     ---------
		                                       480,620
                                                     ---------
TOTAL EQUITIES:
 (COST:	$11,518,201)	                            12,546,720
                                                    ----------
CASH EQUIVALENTS & RECEIVABLES: 34.2%
   Cash		                                       119,015
   JP Morgan Interest Bearing Deposit Acct.	     6,050,093
   Dividends and interest receivable		        22,236
   Receivable ftom broker		               332,399
                                                     ---------
TOTAL CASH EQUIVALENTS/ RECEIVABLES		     6,523,743
                                                     ---------
TOTAL ASSETS		                            19,070,463
   Less liabilities: Payable to broker		            -
NET ASSETS: 100.0%		                   $19,070,463
                                                   ===========
VOLUMETRIC SHARES OUTSTANDING		             1,176,473
                                                     ---------
NET ASSET VALUE PER SHARE		                $16.21
                                                       =======
	*  Non-income producing security















Volumetric Fund, Inc.
87 Violet Drive
Pearl River, New York 10965
Tel: 845-623-7637
800-541-FUND
www.volumetric.com

Investment Adviser and
Transfer Agent

Volumetric Advisers, Inc.
Pearl River, New York

Custodian

J.P. Morgan Chase
New York, New York

Independent Auditors

BBD, LLP
Philadelphia, PA

Board of Directors

William P. Behrens
Gabriel J. Gibs, Chairman
Joseph Haupl
Raymond T. Mundy
Stephen Samitt
Allan A. Samuels
David L. Seidenberg
Raymond W. Sheridan
Irene J. Zawitkowski

Officers

Gabriel J. Gibs
    Chief Executive Officer, Portfolio Co-Manager
Irene J. Zawitkowski
    President, Portfolio Co-Manager
Jeffrey M. Gibs
    Vice President, Chief Compliance Officer

Our prospectus is available on the Fund's website or by calling the Fund.